UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 24, 2016

GNC HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	001-35113 (Commission File Number)	20-8536244 (IRS Employer Identification No.)

300 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(Address of principal executive offices, including zip code)

(412) 288-4600
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
______________________________________________________________________________

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 24, 2016, GNC Holdings, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The following proposals were considered and voted upon by the Company’s stockholders at the Annual Meeting: (1) the election of eight directors for one-year terms expiring in 2017; (2) the approval, by non-binding vote, of the compensation paid to the Company’s named executive officers in 2015; and (3) ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent auditors for the Company’s fiscal year ending December 31, 2016, as disclosed in the Company’s proxy materials for the Annual Meeting.

1.	The following individuals were elected to serve as directors of the Company. Votes were cast as follows:

Nominee	For	Against	Withheld	Broker Non-Votes
Michael G. Archbold	57,296,473	0	926,327	4,771,409
Jeffrey P. Berger	57,303,662	0	919,138	4,771,409
Alan D. Feldman	56,867,285	0	1,355,515	4,771,409
Michael F. Hines	57,812,100	0	410,700	4,771,409
Amy B Lane	57,779,908	0	442,892	4,771,409
Philip E. Mallott	57,300,637	0	922,163	4,771,409
Robert F. Moran	57,810,622	0	412,178	4,771,409
Richard J. Wallace	57,302,405	0	920,395	4,771,409
2.The 2015 compensation paid to the Company’s named executive officers was approved by non-binding vote. Votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
56,817,579	861,405	543,816	4,771,409

3.    The appointment of PwC as the Company’s independent auditors for the Company’s fiscal year ending December 31, 2016 was ratified. Votes were cast as follows:

For	Against	Abstain
62,953,401	11,140	29,668

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 24, 2016
GNC HOLDINGS, INC.

By:    /s/ James M. Sander
James M. Sander
Senior Vice President, Chief Legal Officer
and Secretary